Exhibit 13(a)(xi)

                                 ADDENDUM ADDING
                              SSgA IAM Shares Fund
                                TO THE SSgA FUNDS
                              PLAN OF DISTRIBUTION
                             PURSUANT TO RULE 12b-1

Pursuant to Paragraph 4(b) of the SSgA Funds' Plan of Distribution Pursuant to Rule 12b-1 ("Rule 12b-1 Plan"), the undersigned parties agree that the SSgA IAM SHARES Fund (the "Fund") be added as a "Fund" under the Rule 12b-1 Plan and further agree to be bound by the terms and conditions of the Rule 12b-1 Plan with respect to the Fund.

Notwithstanding anything to the contrary in Section 4 of the Rule 12b-1 Plan, the initial term of the Rule 12b-1 Plan with respect to the Fund shall be until April 12, 1999.

Dated: May 28, 1999


ATTEST:                                     SSgA FUNDS


By: /s/ Carla L. Anderson                     By: /s/ Lynn L. Anderson
    ----------------------                        --------------------
                                                   Lynn L. Anderson
                                                    President

ATTEST:                                     RUSSELL FUND DISTRIBUTORS, INC.


By:  /s/ Carla L. Anderson                    By: /s/ J. David Griswold
   --------------------------------               ---------------------
                                                    J. David Griswold
                                                    Associate General Counsel
                                                      and Assistant Secretary